Exhibit 21.1

Subsidiaries of Yum China Holdings, Inc.

Entity Name	Jurisdiction of Organization
Agilink Global (HK) Limited	Hong Kong
Atto Primo (Shanghai) Co., Ltd.	China
Bai Sheng International Management Consulting (Sanya) Co., Ltd.	China
Bai Sheng Restaurants (Hong Kong) Limited	Hong Kong
Bai Sheng Restaurants China Holdings Limited	Hong Kong
Baisheng (Jinan) Catering Management Co., Ltd.	China
Baisheng Restaurants (Anhui) Co., Ltd.	China
Baisheng Restaurants (Lhasa) Co., Ltd.	China
Baisheng Restaurants (Sanya) Co., Ltd.	China
Beijing Daojia Times Catering Management Co., Ltd.	China
Beijing Fashion Family Network Technology Co, Ltd.	China
BeiJing Huang Ji Huang Catering Management Co., Ltd.	China
Beijing Huang Ji Huang Trading Co., Ltd.	China
Beijing KFC Co., Ltd.	China
Beijing Meng Qi Yan Duo Catering Service Company Limited	China
Beijing Pizza Hut Co., Ltd.	China
Changsha KFC Co., Ltd.	China
China Family Networks Limited	Hong Kong
China Homerun Limited	Cayman
China XiaoFeiYang Catering Chain Co., Ltd.	British Virgin Islands
Chongqing KFC Co., Ltd.	China
Chuan Sheng Supply Chain Management (Chengdu) Co., Ltd.	China
Chuan Sheng Supply Chain Management (Hefei) Co., Ltd.	China
Chuan Sheng Supply Chain Management (Huaian) Co., Ltd.	China
Chuan Sheng Supply Chain Management (Shanghai) Co., Ltd.	China
Chuang Yi Sheng E-Commerce (Shanghai) Co., Ltd.	China
COFFii & JOY Hong Kong Limited	Hong Kong
Dalian KFC Co., Ltd.	China
Dongguan KFC Co., Ltd.	China
East Dawning (Shanghai) Management Co., Ltd.	China
Harvest Catering Limited	British Virgin Islands
Huang Ji Huang (Malaysia) Sdn. Bhd.	Malaysia
Huang Ji Huang Group (Hong Kong) Limited	Hong Kong
Huansheng Advertising (Shanghai) Company Limited	China
Huansheng Consulting (Wuhan) Co., Ltd.	China
Huansheng E-Commerce (Shanghai) Co., Ltd.	China
Huansheng Information and Technology China Limited	Hong Kong
Huansheng Information Technic (Shanghai) Co., Ltd.	China
Huansheng Information Technology (Shanghai) Co., Ltd.	China
Inner Mongolia Little Sheep Catering Chain Company Limited	China
Inner Mongolia Little Sheep Seasoning Company Limited	China
Kentucky Fried Chicken Global B.V.	Netherlands
Kunming KFC Co., Ltd.	China
Lanzhou KFC Co., Ltd.	China
Little Sheep Group Limited	Cayman Islands
Little Sheep Hong Kong Holdings Company Limited	Hong Kong
Nanchang KFC Co., Ltd.	China
Nanjing KFC Co., Ltd.	China
Nanning KFC Co., Ltd.	China
Qingdao KFC Co., Ltd.	China
Royal Dynasty International Development Limited	Hong Kong

Shanghai Changning Little Sheep Catering Company Limited	China
Shanghai Huang Ji Huang Yichou Restaurant	China
Shanghai KFC Co., Ltd.	China
Shanghai Le Yue Coffee Co., Ltd.	China
Shanghai Pizza Hut Co., Ltd.	China
Shanghai Sherpa's Commercial Development Co.,Ltd.	China
Shanghai You Song Jia Information and Technology Co., Ltd.	China
Shantou KFC Co., Ltd.	China
Shengdoushi (Shanghai)Technology Development Co., Ltd.	China
Shishengda Information Technic (Shanghai) Co., Ltd.	China
Simmer Pot Holding Company Limited	Hong Kong
Sunrise Investments Co., Ltd.	British Virgin Islands
Suzhou KFC Co., Ltd.	China
Taiyuan KFC Co., Ltd.	China
Tianjin KFC Co., Ltd.	China
United Group Development Limited	Hong Kong
Wandle Investments Limited	Hong Kong
Wuxi KFC Co., Ltd.	China
Xi’an Ling Xian Logistics Ltd.	China
Xiamen KFC Co., Ltd.	China
Xinjiang KFC Co., Ltd.	China
Yinchuan Huang Ji Huang Jisi Restaurant	China
YRI Hong Kong I Limited	Hong Kong
YRI Hong Kong II Limited	Hong Kong
Yum China E-Commerce Limited	Hong Kong
Yum! (Shanghai) Food Co., Ltd.	China
Yum! Asia Holdings Pte. Ltd.	Singapore
Yum! Franchise China IV S.à r.l.	Luxembourg
Yum! Franchise China Trust I S.à r.l.	Luxembourg
Yum! Franchise China Trust III S.à r.l.	Luxembourg
Yum! Global Investments I B.V.	Netherlands
Yum! Global Investments II B.V.	Netherlands
Yum! Global Investments III LLC	Delaware
Yum! Restaurants (Chengdu) Co., Ltd.	China
Yum! Restaurants (China) Investment Company Limited	China
Yum! Restaurants (Fuzhou) Co., Ltd.	China
Yum! Restaurants (Guangdong) Co., Ltd.	China
Yum! Restaurants (Shenyang) Co., Ltd.	China
Yum! Restaurants (Shenzhen) Co. Ltd.	China
Yum! Restaurants (Wuhan) Co., Ltd.	China
Yum! Restaurants (Xi‘an) Co., Ltd.	China
Yum! Restaurants Consulting (Shanghai) Company Limited	China
Yum! Restaurants International S.à r.l.	Luxembourg
Zhengzhou KFC Co., Ltd.	China

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